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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549






                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 4, 1996



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                                   PRONET INC.
               (Exact name of issuer as specified in its charter)


   DELAWARE                         0-16029                    75-1832168
(State or other              (Commission File Number)        (I.R.S. Employer
jurisdiction of                                           Identification Number)
incorporation)

 6340 LBJ FREEWAY                                                75240
  DALLAS, TEXAS                                                (Zip Code)
(Address of Principal
  Executive Offices)



       Registrant's telephone number, including area code: (214) 687-2000




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ITEM 5. OTHER EVENTS.

     (a)  SIGNING OF DEFINITIVE AGREEMENT  FOR NATIONWIDE PAGING, INC.
On January 9, 1996, ProNet Inc. (the "Company") signed a definitive agreement to purchase the outstanding capital stock of Nationwide Paging, Inc. ("Nationwide") for an amount to be determined based upon the terms of the agreement. Nationwide serves more than 70,000 subscribers in Los Angeles. This transaction is subject to various conditions and approvals and is anticipated to close in the second quarter of 1996. Based on the unaudited financial statements as of and for the year ended December 31, 1995, Nationwide does not qualify as a significant acquisition by the Company in accordance with the definition of a significant acquisition in Rule 3.05 of Regulation S-X.

     (b) PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES Attached hereto as Exhibit 99.1 are certain pro forma condensed consolidated financial statements and notes thereto of the Company of its completed and pending acquisitions.

     (c) ACQUISITION OF A.G.R. ELECTRONICS, INC. AND AFFILIATES, TOTAL COMMUNICATION SERVICES, INC. AND WILLIAMS METRO COMMUNICATIONS CORP.
AND AFFILIATES
   On February 6, 1996, the Company announced that it completed the previously announced acquisitions of three Florida-based companies, A.G.R. Electronics, Inc. and affiliates ("AGR"), Total Communication Services, Inc. ("Total") and Williams Metro Communications Corp. and affiliates ("Williams"). AGR, which will add more than 50,000 subscribers, was acquired for approximately $6.5 million which was paid in cash at closing. Williams, which will add more than 6,500 subscribers, was acquired for approximately $2.7 million which was paid in cash at closing. Total, which adds more than 13,000 subscribers, was acquired for approximately $2.2 million of which $400,000 was paid in cash and $1.8 million in common stock of the Company at closing. In addition, upon the final grant of certain licenses, the Company would pay an additional $1.5 million for AGR and $400,000 for Total. The purchase prices include payments for accounts receivable, pager inventory and certain fixed assets associated with the operation of the paging systems. Based on the unaudited financial statements as of and for the year ended December 31, 1995, AGR, Total and Williams do not qualify as significant acquisitions by the Company in accordance with the definition of a significant acquisition in Rule 3.05 of Regulation S-X.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following pro forma financial information is attached hereto and filed as part of this report:

     (b)  PRO FORMA FINANCIAL INFORMATION.

          - Unaudited Pro Forma Condensed Balance Sheet for the Company as of December 31, 1995, consolidating the assets and certain liabilities of the Company, Sun Paging Communications ("Sun"), SigNet Paging of Raleigh, Inc. ("Signet Raleigh"), Cobbwells, Inc. dba Page One ("Page One"), AGR, Total, Williams and Nationwide.
          - Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Company for the year ended December 31, 1995, incorporating the operating revenues and expenses of the Company, Signet Paging of Charlotte, Inc. ("Signet"), Carrier Paging Systems, Inc. ("Carrier"), All City Communication Company, Inc. ("All City"), Metropolitan Houston Paging Services, Inc. ("Metropolitan"), Americom Paging Corporation ("Americom"), Gold Coast Paging, Inc. ("Gold Coast"), Lewis Paging, Inc. ("Lewis"), Paging and Cellular of Texas, a Sole Proprietorship ("Paging & Cellular"), Apple Communication, Inc. ("Apple"), Sun, Signet Raleigh, Page One, AGR, Total, Williams and Nationwide.

     The Pro Forma Condensed Consolidated Statements of Operations include reasonable estimates of costs and expenses which will be incurred by the Company in connection with the operation of Signet, Carrier, All City, Metropolitan, Americom, Gold Coast, Lewis, Paging & Cellular, Apple, Sun, Signet Raleigh, Page One, AGR, Total, Williams and Nationwide. The pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Registrant.

     Attached hereto as Exhibit 99.1 are pro forma condensed consolidated financial statements and notes thereto of the Company and its completed and pending acquisitions.


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     (c)  EXHIBITS.

          Pro Forma Condensed Consolidated Financial Statements of ProNet Inc.:

          99.1      Pro Forma Condensed Consolidated Balance Sheet as of
                         December 31, 1995 (unaudited)
                    Pro Forma Condensed Consolidated Statement of Operations for
                         the year ended December 31, 1995 (unaudited)


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                                             SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PRONET INC.
                                             (Registrant)




                                             By:   /s/  JAN E. GAULDING
                                              --------------------------
                                                    Jan E. Gaulding
                                                 Senior Vice President and
                                                  Chief Financial Officer
                                    (principal financial and accounting officer)

Date:  April 4, 1996

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                                INDEX TO EXHIBITS


          Pro Forma Condensed Consolidated Financial Statements of ProNet Inc.:

          99.1 Pro Forma Condensed Consolidated Balance Sheet as of
                    December 31, 1995 (unaudited)
               Pro Forma Condensed Consolidated Statement of Operations for the
                    year ended December 31,  1995 (unaudited)